Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is made, entered into and effective October 2, 2017 (the “Effective Date”), by and between Cadiz. Inc., a Delaware corporation (“Cadiz Inc.”), Cadiz Real Estate LLC, a Delaware limited liability company (together with Cadiz Inc., “Cadiz”), MSD Credit Opportunity Master Fund, L. P. (“MSD”), Milfam II L.P. (“Milfam”), and WPI-Cadiz Farm CA, LLC (“WPI,” and together with Milfam and MSD, the “Lenders,” and individually, a “Lender”). Cadiz and the Lenders may be referred to herein as the Parties, or individually, a Party.

RECITALS

A.       WHEREAS, Cadiz, as borrowers; the Lenders; and Wells Fargo Bank, National Association, as agent (“Agent”), were party to that certain Amended and Restated Credit Agreement, dated as of October 30, 2013, as amended (the “Credit Agreement”). In connection therewith, Cadiz Inc. issued to each of the Lenders those certain Warrant Nos. A-1, A-2 and A-3 to Purchase Common Stock of Cadiz Inc. (the “Warrants”).

B.       WHEREAS, the Parties and the Agent thereafter entered into that certain Amended and Restated Payoff Agreement and Stipulation (the “Payoff Agreement”), dated May 24, 2017. Pursuant to the terms of the Payoff Agreement, the Lenders agreed to, and did, authorize the Agent to accept prepayment in full of the secured term loans (the “Loans”) evidenced by the Credit Agreement. Accordingly, Cadiz prepaid the Loans in full on May 25, 2017.

C.       WHEREAS, pursuant to the Payoff Agreement, the Parties agreed to submit to arbitration certain issues and questions (the “Dispute”) arising from the Credit Agreement, the prepayment of the Loans, and the Warrants.

D.       WHEREAS, since the execution of the Payoff Agreement and the prepayment of the Loans, the Parties have engaged in settlement negotiations in good faith.

E.       WHEREAS, the Parties now wish to fully and finally resolve their Dispute and therefore avoid the arbitration contemplated by the Payoff Agreement.

NOW THEREFORE, in consideration of the foregoing facts and agreements herein contained, the Parties agree as follows:

AGREEMENT

1.       SETTLEMENT TERMS

1.1       Recitals Incorporated. The recitals set forth above, inclusive and alone, are incorporated herein by reference and made a material part of this Agreement.

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1.2       Issuance of Common Stock by Cadiz Inc.

(a)	Number of Settlement Shares. Cadiz Inc. shall issue to the Lenders an aggregate of 264,096 shares of common stock, par value $0.01 per share, of Cadiz Inc. (the “Settlement Shares”).[1] Cadiz Inc. shall cause its transfer agent to deliver the Settlement Shares to the Lenders, in the amounts for each Lender as set forth on Exhibit A attached hereto, on the business day immediately following the Effective Date and the Lenders shall deliver the Warrants to Cadiz Inc. for cancellation. The Settlement Shares will be delivered by crediting the account of each Lender’s prime broker (as specified on Exhibit A for each Lender) with the Depository Trust Company through its Deposit/Withdrawal At Custodian system. Effective upon the delivery of the Settlement Shares in accordance with this Agreement, the Warrants may not be exercised by the Lenders and shall be deemed cancelled and retired on the books and records of Cadiz Inc., including any applicable warrant register.

(b)	Registration of Settlement Shares. The offering and issuance of the Settlement Shares (collectively, the “Issuance”) pursuant to Section 1.2(a) is being made pursuant to (i) an effective Registration Statement on Form S-3, No. 214318, including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein or any immediately succeeding registration statement that is filed under the Securities Act (as defined in the Credit Agreement) on Form S-3 and immediately becomes effective (the “Fifth Amendment Registration Statement”) filed by Cadiz Inc. with the Commission (as defined in the Credit Agreement) in conformity with the Securities Act under the Rules and Regulations (as defined in the Credit Agreement) of the Commission, including the prospectus contained therein (the “Fifth Amendment Base Prospectus”) and (ii) a final prospectus supplement filed with the Commission and delivered to each Lender (together with the Fifth Amendment Base Prospectus, a “Fifth Amendment Prospectus”) containing amended and/or certain supplemental information regarding the Settlement Shares and terms of the Issuance. If Cadiz Inc. has filed one or more abbreviated registration statements to register additional shares of Common Stock pursuant to Rule 462(b) under the Rules and Regulations (each a “Rule 462(b) Registration Statement”), then any reference herein to the term “Fifth Amendment Registration Statement” shall also be deemed to include any such Rule 462(b) Registration Statement.

1 The aggregate number of Settlement Shares has been determined as follows: (i) multiplying (x) an amount equal to (A) the aggregate number of shares that were issuable under the Warrants on May 30, 2017 (357,500) less (B) the number of shares withheld for an assumed cashless exercise of the Warrants as of May 30, 2017 (229.0199) by (y) the closing price per share of Cadiz common stock as of May 30, 2017 ($15.40), (ii) multiplying $5,501,973.09, i.e., the result of clause (i), by 0.6 to determine sixty percent of the May 30, 2017 economic value and (iii) dividing $3,301,183.86, i.e., the result of clause (ii), by $12.50. Any fractional shares that might have been issuable to a Lender following pro rata division of the result of clause (iii) have been rounded up to the nearest whole share. The result of the foregoing clause (iii) calculation and fraction share rounding: 264,096 Settlement Shares.

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(c)	Cadiz Inc. Issuance Representations. Cadiz Inc. represents and warrants to each Lender, as of the date hereof and as of the date that the Settlement Shares are credited to each Lender’s prime broker account with the Depository Trust Company through its Deposit/Withdrawal At Custodian system, that the representations and warranties set forth in Sections 3(b) through (d) and (f) through (m) of the Form of Closing Share and Warrant Issuance Agreement attached as Exhibit K to the Credit Agreement, as incorporated by reference herein and modified in accordance with the next succeeding sentence, are true and correct on and as of each such date. The foregoing representations and warranties are incorporated herein by reference as if fully set forth herein mutatis mutandi with (i) all references to “the Closing Shares” or “the Securities” therein replaced with “the Settlement Shares,” (ii) all references to “the Closing Date” therein replaced with “the Effective Date” and “the date that the Settlement Shares are credited to each Lender’s prime broker account with the Depository Trust Company through its Deposit/Withdrawal At Custodian system,” (iii) all references to the “Fifth Amendment Registration Statement” and the “Fifth Amendment Prospectus” therein to such terms as defined herein, (iv) all references to “this Agreement” therein to such term as defined herein, (v) the reference to “357,500 shares of Common Stock” in Section 3(m) thereof replaced with “the Settlement Shares” and (vi) all references to “the Warrant” and “the Warrant Stock” therein removed.

1.3       Release by MSD. Subject to Cadiz Inc.’s compliance with Section 1.2 and MSD’s receipt of the Settlement Shares, MSD, on behalf of itself and its respective agents, employees, representatives, assignors, insurers, heirs and assigns (collectively, the “MSD Releasing Parties”), hereby fully and forever mutually releases and discharges Cadiz, and each of them, and each of their current and former directors, officers, agents and employees, representatives, assignors, insurers, heirs and assigns, as applicable (collectively, the “Cadiz Released Parties”), from any and all charges, complaints, claims, causes of action, liabilities of any kind, rights, obligations, accountings or damages arising from the Credit Agreement and all amendments thereto, the Payoff Agreement, the Loans, the Warrants, or the Dispute, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which any of the MSD Releasing Parties have, may have or have had against any of the Cadiz Released Parties that existed on or before the Effective Date. Notwithstanding the foregoing, nothing shall prevent MSD from enforcing any term of this Agreement.

1.4       Release by Milfam. Subject to Cadiz Inc.’s compliance with Section 1.2 and Milfam’s receipt of the Settlement Shares, Milfam, on behalf of itself and its respective agents, employees, representatives, assignors, insurers, heirs and assigns (collectively, the “Milfam Releasing Parties”), hereby fully and forever mutually releases and discharges the Cadiz Released Parties from any and all charges, complaints, claims, causes of action, liabilities of any kind, rights, obligations, accountings or damages arising from the Credit Agreement and all amendments thereto, the Payoff Agreement, the Loans, the Warrants, or the Dispute, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which any of the Milfam Releasing Parties have, may have or have had against any of the Cadiz Released Parties that existed on or before the Effective Date. Notwithstanding the foregoing, nothing shall prevent Milfam from enforcing any term of this Agreement.

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1.5       Release by WPI. Subject to Cadiz Inc.’s compliance with Section 1.2 and WPI’s receipt of the Settlement Shares, WPI, on behalf of itself and its respective agents, employees, representatives, assignors, insurers, heirs and assigns (collectively, the “WPI Releasing Parties”), hereby fully and forever mutually releases and discharges the Cadiz Released Parties from any and all charges, complaints, claims, causes of action, liabilities of any kind, rights, obligations, accountings or damages arising from the Credit Agreement and all amendments thereto, the Payoff Agreement, the Loans, the Warrants, or the Dispute, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which any of the WPI Releasing Parties have, may have or have had against any of the Cadiz Released Parties that existed on or before the Effective Date. Notwithstanding the foregoing, nothing shall prevent WPI from enforcing any term of this Agreement.

1.6       Release by Cadiz. Cadiz, and each of them, on behalf of themselves and their respective agents, employees, representatives, assignors, insurers, heirs and assigns (collectively, the “Cadiz Releasing Parties”), hereby fully and forever mutually release and discharge each of: (a) the MSD Released Parties; (b) the Milfam Released Parties; and (c) the WPI Released Parties from any and all charges, complaints, claims, causes of action, liabilities of any kind, rights, obligations, accountings or damages arising from the Credit Agreement and all amendments thereto, the Payoff Agreement, the Loans, the Warrants, or the Dispute, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which any of the Cadiz Releasing Parties have, may have or have had against any of the (a) the MSD Released Parties; (b) the Milfam Released Parties; or (c) the WPI Released Parties that existed on or before the Effective Date. Notwithstanding the foregoing, nothing shall prevent Cadiz, or any of them, from enforcing any term of this Agreement.

1.7       Waiver of California Civil Code section 1542. The Parties further acknowledge that they are familiar with and hereby expressly waive the provisions of section 1542 of the California Civil Code, and any similar statute, code, law or regulation of any state in the United States, to the fullest extent that they may waive such rights and benefits. Section 1542 of the California Civil Code provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

2.       MISCELLANEOUS.

2.1       Compromise. It is understood and agreed that this is a compromise settlement of disputed claims, or potential disputed claims. This Agreement is solely the result of a good faith compromise and settlement between the Parties. Nothing contained herein is or is to be construed as an admission by any of the Parties of liability, wrongdoing, or responsibility, and the Parties deny any such liability or wrongdoing and continue to disclaim such responsibility. It is further agreed that this compromise and Agreement are being entered into solely for the purpose of avoiding further expense and inconvenience from prosecuting and/or defending against the claims, rights, demands, actions, obligations, liabilities and causes of action referred to hereinabove.

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2.2       Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

2.3       Submission to Jurisdiction. Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

2.4       Waiver of Right to Trial by Jury. EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BORROWERS OR THE LENDERS WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE PARTIES AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS CLAUSE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY ACKNOWLEDGES THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS CLAUSE, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS CLAUSE.

2.5       Equitable Remedies. Each of the Parties acknowledges and agrees that the other Parties would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Therefore, notwithstanding anything to the contrary set forth in this Agreement, each of the Parties hereby agrees that the other Parties shall be entitled to seek an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by such first party under this Agreement, and each Party hereby agrees to waive the defense in any such suit that the other parties to this Agreement have an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of injunction or specific performance as a remedy, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief. The equitable remedies described in this Section 2.5 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the Parties may elect to pursue.

2.6       Cooperation. Each of the Parties agrees to execute documents, instruments, or conveyances of any kind in mutually agreed (such agreement not to be unreasonably withheld) form and substance which may be necessary or advisable to carry out any of the transactions contemplated hereunder and to cooperate with any other Party in connection with the foregoing.

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2.7       Notice. All notices required under this Agreement shall be given in writing to the Parties by either: (i) personal delivery; or (ii) nationally recognized overnight courier with all fees prepaid. All notices are deemed to have been made upon sending.

For Cadiz:

Timothy J. Shaheen, CFO
CADIZ, INC.
550 South Hope Street, Suite 2850
Los Angeles, California 90071

With a copy to (which does not constitute notice):

Eisner Jaffe, A Professional Corporation

9601 Wilshire Blvd., 7th Floor

Beverly Hills, CA 90210

Attention: Michael Eisner

For MSD:

Marcello Liguori, Managing Director
MSD CREDIT OPPORTUNITY MASTER FUND, L.P.
645 Fifth Avenue, 21st Floor
New York, New York 10022

With a copy to (which does not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
Attention: Albert L. Hogan III

For Milfam:

Lloyd I. Miller, III
MILFAM II, L.P.
3300 S. Dixie Highway, Suite 1-365
West Palm Beach, Florida 33405

For WPI:

WPI-Cadiz Farm Ca, LLC
509 Madison Avenue, Suite 804
New York, NY 10022
Attn: Stacy Kincaid

2.8       Benefit and Burden. This Agreement shall be binding upon and inure to the benefit of the Parties, as well as their respective heirs, representatives, successors and assigns.

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2.9       Waiver and Amendment. No breach of any provision hereof can be waived except by a writing executed by all of the Parties to this Agreement. Waiver of any breach shall not be deemed to be a waiver of any other breach of the same or any other provisions hereof. This Agreement may not be modified, amended, supplemented or terminated except by a written agreement executed by the Parties in interest at the time of amendment.

2.10      Construction and Headings. This Agreement has been prepared based on the joint efforts of the Parties. This Agreement is to be construed simply and fairly and not strictly for or against any of the Parties. The paragraph headings contained in this Agreement are for convenience only and shall not be considered for any purpose in construing this Agreement. No provision in this Agreement is to be interpreted for or against either Party because that Party or its legal representative drafted such provision.

2.11      Difference in Facts. The Parties understand that if any fact with respect to any matter covered by this Agreement is found to be other than, or different from, the facts now believed by any Party to be true, that Party expressly accepts and assumes the risk of such possible difference in facts and agrees that this Agreement shall be, and will remain, in full force and effect notwithstanding such difference in fact.

2.12      Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter of this Agreement, and it supersedes and replaces all prior discussions, offers, negotiations, proposed agreements and agreements related to the subject matter of this Agreement. Each of the Parties acknowledges that no other party, nor any agent, representative or attorney of any other party, has made any promise, agreement, covenant, representation or warranty whatsoever, express or implied, concerning the subject matter of this Agreement that is not contained in this Agreement.

2.13      Independent Advice of Counsel. Each of the Parties represents and declares that in executing this Agreement he/she/it has relied solely upon its own judgment, belief and knowledge, and the advice and recommendations of its own independently selected counsel, concerning the nature, extent and duration of its rights and claims. The Parties acknowledge that they have executed this Agreement without fraud, duress or undue influence.

2.14      No Prior Assignments. Each of the Parties represents that they have not heretofore assigned to any other person or entity any of the rights or claims, or any portion thereof, which they may have against one another, and that they are aware of no fact, circumstance or reason that would limit in any manner the releases that they provide by this Agreement.

2.15      Counterparts and Faxed/Scanned/Emailed Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute together one and the same instrument. Facsimile or scanned signatures may be used and shall be deemed original signatures.

2.16      Cost/Attorneys’ Fees. The Parties shall bear their own fees and costs in connection with this Agreement. However, in the event of any action or proceeding arising out of this Agreement, the prevailing party shall be entitled to recover his/her/its reasonable attorneys’ fees, expert witness fees, and costs.

2.17      Signatures. By their signatures below, each of the representatives executing this Agreement represents that they have read and fully understand the Agreement and that they are authorized to execute the same on behalf of the Party they represent.

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CADIZ, INC.		MILFAM II, L.P.

Sign:	/s/ Tim Shaheen	Sign:	/s/ Lloyd I. Miller, III
Name:	Tim Shaheen	Name:	Lloyd I. Miller, III
Its:	CFO	Its:	Manager
Date:	10/02/2017	Date:	10/02/2017

CADIZ REAL ESTATE LLC		WPI-CADIZ FARM CA, LLC

Sign:	/s/ Tim Shaheen	Sign:	/s/ Marc Robert
Name:	Tim Shaheen	Name:	Marc Robert
Its:	CFO	Its:	Member
Date:	10/02/2017	Date:	10/02/2017

MSD CREDIT OPPORTUNITY MASTER FUND, L.P.

Sign:	/s/ Marcello Liguori
Name:	Marcello Liguori
Its:	Managing Director
Date:	10/02/2017

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EXHIBIT A

Lender	Number of Settlement Shares	Prime Broker
MSD Credit Opportunity Master Fund, L.P.	226,442	Goldman Sachs & Co c/o Eliann Shadmi Email: eliann.shadmi@gs.com Phone: (212) 357-6173 DTC #: 005 Account #: 00244298
Milfam II L.P.	29,113	The Northern Trust c/o Jamie Wiecdzorek E-mail: Jw140@ntrs.com Phone: (312) 557-0947 DTC #: 2669 Account #: 26-14417
WPI-Cadiz Farm CA, LLC	8,541	J.P. Morgan Clearing Corp. DTC# 352 Account Name: Water Property Investor LP Account #: 920-38863
Total	264,096	N/A

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